UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2016

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting of Shareholders (“Annual Meeting”) of Morgan Stanley (the “Company”) held on Tuesday, May 17, 2016, shareholders approved an amendment of the Company’s 2007 Equity Incentive Compensation Plan (the “EICP”) to authorize an additional 20 million shares to be available for issuance as awards under the EICP and to add regulatory factors, risk management, expense management and contributions to community development and sustainability projects or initiatives as performance criteria that could be elements of performance-vested awards over time.

For a description of the terms and conditions of the EICP, as amended and restated as of March 24, 2016, see “Summary of the EICP as Proposed to be Amended” under “Item 4. Company Proposal to Amend the 2007 Equity Incentive Compensation Plan” in the proxy statement filed with the Securities and Exchange Commission on April 1, 2016 for the Company’s Annual Meeting (the “2016 Proxy”), which description is incorporated herein by reference. The description of the EICP contained in the 2016 Proxy is qualified in its entirety by reference to the full text of the EICP, a copy of which is filed hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as independent auditor, (iii) approve the compensation of executives as disclosed in the 2016 Proxy (a non-binding advisory resolution) and (iv) approve the amendment of the EICP. Shareholders also voted on shareholder proposals regarding: (i) a change in the treatment of abstentions for purposes of vote counting and (ii) a policy to prohibit vesting of deferred equity awards for senior executives who resign to enter government service.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of shareholders or until the director’s successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The shareholders’ vote ratified the appointment of the independent auditor. The proposal to approve the compensation of executives as disclosed in the 2016 Proxy, through an advisory resolution, was approved. The shareholders’ vote approved the amendment of the EICP. The shareholder proposals regarding a change in the treatment of abstentions for purposes of vote counting and a policy to prohibit vesting of deferred equity awards for senior executives who resign to enter government service were not approved.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the shareholders as follows:

1.	Election of Directors	For	Against	Abstain	Broker Non -vote
	Erskine B. Bowles	1,590,963,472	42,801,921	4,000,528	128,329,426
	Alistair Darling	1,622,191,464	11,817,915	3,756,542	128,329,426
	Thomas H. Glocer	1,624,254,376	9,481,319	4,030,226	128,329,426
	James P. Gorman	1,594,990,384	38,886,826	3,888,711	128,329,426
	Robert H. Herz	1,622,223,547	11,601,429	3,940,945	128,329,426
	Nobuyuki Hirano	1,621,451,910	12,557,903	3,756,108	128,329,426
	Klaus Kleinfeld	1,575,830,255	58,310,427	3,625,239	128,329,426
	Jami Miscik	1,623,449,191	9,716,573	4,600,157	128,329,426
	Donald T. Nicolaisen	1,621,516,085	12,302,889	3,946,947	128,329,426
	Hutham S. Olayan	1,593,127,753	40,707,778	3,930,390	128,329,426
	James W. Owens	1,608,500,790	25,432,355	3,832,776	128,329,426
	Ryosuke Tamakoshi	1,617,154,318	16,693,047	3,918,556	128,329,426
	Perry M. Traquina	1,624,675,478	9,277,344	3,813,099	128,329,426
	Rayford Wilkins, Jr.	1,622,538,635	11,590,302	3,636,984	128,329,426

2.	Ratification of Appointment of Independent Auditor	1,752,163,682	11,450,688	2,480,977	*

3.	Approval of Compensation of Executives (Non-Binding Advisory Resolution)	1,468,133,118	163,326,157	6,306,646	128,329,426

4.	Approval of the Amendment of the 2007 Equity Incentive Compensation Plan	1,532,925,825	100,566,288	4,273,808	128,329,426

5.	Shareholder Proposal Regarding a Change in the Treatment of Abstentions for Purposes of Vote Counting	99,793,701	1,528,182,324	9,789,896	128,329,426

6.	Shareholder Proposal Regarding a Policy to Prohibit Vesting of Deferred Equity Awards for Senior Executives who Resign to Enter Government Service	266,767,313	1,362,789,926	8,208,682	128,329,426

* Not applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended and restated as of March 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	May 17, 2016	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary